UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  January 3, 2020

FRANCHISE GROUP, INC.

(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	001-35588 (Commission File Number)	27-3561876 (I.R.S. Employer Identification Number)

1716 Corporate Landing Parkway, Virginia Beach, Virginia 23454

(Address of Principal Executive Offices)  (Zip Code)

(757) 493-8855

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	FRG	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.02 Unregistered Sales of Equity Securities.

On January 3, 2020, Franchise Group, Inc. (the “Company”) entered into a subscription agreement (the “Subscription Agreement”) with Stefac LP, a Delaware limited partnership (“Stefac”) and an affiliate of Vintage Capital Management, LLC (“Vintage”), pursuant to which Stefac purchased from the Company 2,354,000 shares of common stock of the Company, par value $0.01 per share (“Common Stock”), at a purchase price of $12.00 per share for an aggregate purchase price of $28,248,000 in cash. The Common Stock was purchased pursuant to an amendment to an equity commitment letter between the Company and Tributum, L.P., a Delaware limited partnership (“Tributum”) and an affiliate of Vintage (the “Equity Commitment Letter”), pursuant to which Tributum agreed to provide $70,000,000 of equity financing for the merger between Vitamin Shoppe, Inc., a Delaware corporation (“Vitamin Shoppe”), and the Company (the “Merger”). The amendment to the Equity Commitment Letter provided that any portion of the equity commitment from Tributum under the Equity Commitment Letter that was not funded at the closing of the Merger would remain available following the closing to fund repurchases of Vitamin Shoppe’s 2.25% Convertible Senior Notes due 2020.

The Company relied on an exemption from registration for the issuances and sales described above pursuant to Section 4(a)(2) and/or Rule 506 of Regulation D of the Securities Act because the foregoing issuances and sales did not and will not involve a public offering, Stefac is an “accredited investor” and/or had access to similar documentation and information as would be required in a registration statement under the Securities Act and Stefac acquired or will acquire the Common Stock for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The Common Stock was offered without any general solicitation by the Company or its representatives. No underwriters or agents were involved in the foregoing issuances and sales and the Company paid no underwriting discounts or commissions. The Common Stock issued and sold, or that will be issued and sold, is subject to transfer restrictions, and the certificates evidencing such Common Stock, if any, will contain an appropriate legend stating that such Common Stock has not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom. The Common Stock was not registered under the Securities Act and such Common Stock may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

The foregoing description of the Subscription Agreement is not complete and is qualified in its entirety by reference to the complete text of the Subscription Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is filed herewith:

Exhibit No.	Description of Exhibit

10.1	Subscription Agreement, dated as of January 3, 2020, by and between Franchise Group, Inc. and Stefac LP.

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1	Subscription Agreement, dated as of January 3, 2020, by and between Franchise Group, Inc. and Stefac LP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANCHISE GROUP, INC.

By:	/s/ Brian R. Kahn
Brian R. Kahn
President and CEO

Dated: January 6, 2020